Exhibit 99.1

Conference Call Transcript

SAIA — Q1 2007 Saia, Inc. Earnings Conference Call

Event Date/Time: Apr. 20. 2007 / 9:00AM ET

PRESENTATION

Operator

Good morning. My name is Jonathan and I will be your conference operator today. At this time, I would like to welcome everyone to the Saia’s first-quarter earnings call. All lines have been placed on mute to prevent any background noise. After the speakers’ remarks, there will be a question-and-answer session. (OPERATOR INSTRUCTIONS). Thank you, Ms. McKenzie; you may begin your conference.

Renée McKenzie - Saia, Inc. — Treasurer

Good morning. Welcome, everyone, to Saia’s first-quarter 2007 earnings call. Hosting our call this morning are Rick O’Dell, our President and CEO, and Jim Darby, Saia’s CFO.

Before we begin, you should know that during this call, we may make some forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, and all other statements that might be made on this call that are not historical facts are subject to a number of risks and uncertainties, and actual results may differ materially. We refer you to our press release and our most recent SEC filings for more information on the exact risk factors that could cause actual results to differ.

Now I would like to turn the call over the Rick O’Dell, our President and CEO.

Rick O’Dell — Saia, Inc. — President and CEO

Saia’s first-quarter revenue from continuing operations of $232 million was an increase of 13% over the prior year. Our operating income was $7 million with a net income of $3 million. And despite a difficult economic environment and the severe weather during the quarter, I was relatively pleased with our results. For clarity, all of our comparisons are from continuing operations, and for the quarter I’d like to provide a few key highlights.

First the integration of The Connection Company was completed on February 12th, which was on schedule, and now providing Saia customers’ direct services in the states of Indiana, Kentucky, Ohio and Michigan. We also completed the February 1st acquisition and the March 31st integration of Madison Freight Systems, which increased our density and now provides our customers with full state coverage in Wisconsin.

Excluding our integration costs, our operating ratio was 95.9 versus 95.8 in the prior year. And if you exclude the 100-plus operating ratio of the acquired company during the quarter, our margins would have actually improved.

Our LTL tonnage grew by 13.9% over the prior-year quarter. Our LTL shipments were 14.1% over the prior year quarter. And on a pro forma basis, when you include the connection and Madison in the prior year, our revenue was up 3%, our shipments were flat and our tonnage was down 4%.

Yield, excluding fuel surcharges, was flat during the quarter due to the shorter length of haul of the acquired companies. But our pro forma yield was actually up 6.7%, more than half of which was due to the increasing length of haul and the declining weight per shipment.

We achieved labor productivity improvements over the prior-year first quarter in line haul, pickup and delivery, dock and office in spite of the soft volume environment. Our margins during the quarter were challenged by higher health care costs, accident expense and workers’ compensation. We do continue to focus on cost optimization with the goal of continued margin improvement, despite the short-term economic challenges.

Considering the difficult environment and the severe weather during the quarter, I continue to be pleased with our top-line successes and I would like to provide a few highlights there as well. Ten of Saia’s 14 sales regions had year-over-year revenue growth, so we had broad success there. Our synergy revenue from the Clark Brothers acquisition, which was three years ago, continues to grow, and now exceeds $100 million on an annualized run rate. Our synergy revenue from the Connection acquisition is at an annualized rate of $15 million. Even though we really opened those lanes in March, we only have one month opening those new lanes. We continue to have success with our industry-leading Xtreme Guarantee product. And the pricing environment remains rational in spite of some volume softness. We remain confident in Saia’s growth prospects due to our marketing initiatives, our strengthening brand, our synergy revenue and the opportunity to continue to increase market share, particularly in some of our less mature markets.

Our strategy remains to grow and improve our performance in our current geographies while selectively seeking the right opportunity for expansion. And with a track record of execution capabilities and support from Saia’s dedicated employees, I am confident in our ability to continue to advance our market position and our profitability. Now I would like to have Jim Darby review the first-quarter results in a little more detail.

Jim Darby - Saia, Inc. — VP-Finance and CFO

Earnings per share from continuing operations were $0.21, and included $0.10 per share for integration expenses. This compares favorably to $0.26 per share in the prior-year quarter. Our results included revenues of $231.8 million, with operating income from continuing operations of $7.1 million.

Operating income for the quarter included $2.4 million of integration expenses, with $1.5 million related to the acquisition of The Connection Company, and $0.9 million to Madison Freight Systems. No further integration costs related to these acquisitions are expected. Additionally, we believe the operations of the acquired companies negatively impacted operating results by $1 million, plus $0.3 million in interest, or $0.05 per share.

During the quarter, we received a $900,000 recovery resulting from the national insurance broker antitrust settlement from various underwriters. However, this benefit was more than offset by $1.3 million in reserve adjustments for unfavorable development for accidents that occurred in prior years. Combined, the net effect of these insurance-related items had an unfavorable impact of $400,000 or 0.2 on the O/R during the quarter.

The Company had favorable comparisons in equity-based compensation with expense of $400,000 versus prior year $2.4 million. Prior-year quarter had a significant marked to market adjustment and this year’s expense is in line with our expectation.

Our effective tax rate from continuing operations for the quarter was 39.6%. We project our consolidated effective tax rate from continuing operations to be around 40% for 2007.

At March 31, 2007, debt was $131 million, with net debt to capital of 38.2% as a result of the Company’s $7 million cash balance. Also we spent a total of 5.4 million on share repurchases under our $25 million authorized program during the quarter, leaving about $18 million available.

Our consolidated net capital expenditures for the first three months of 2007 were $21 million compared to $17 million in the prior-year quarter from continuing operations.

As we have discussed before, Saia follows the strategy of owning strategically located facilities that are integral to our operations. That said, we continue to look at strategic real estate in tight markets, which may increase our real estate investment this year. Now I would like to turn the call back to Rick.

Rick O’Dell — Saia, Inc. — President and CEO

Before we open up the call to your questions, let me just reiterate that considering the climate, both economic and severe winter weather impacts, we’re satisfied with the quarter’s results. While opportunities for additional efficiencies remain, I was pleased to see both revenue growth and solid cost execution in Saia’s more mature and more material 30-state legacy geography.

A great deal of effort also went into the execution of the integrations of the two recently acquired companies during the quarter, and results and onetime costs of the acquired companies were in line with our expectations. We expect to benefit significantly from revenue growth and profit improvements from these acquisitions during the remainder of ‘07 and into 2008. With that, we would like to open it up for questions. Operator?

QUESTION AND ANSWER

Operator

(OPERATOR INSTRUCTIONS). Tom Albrecht, Stephens.

Tom Albrecht - Stephens Inc. — Analyst

Can hear me? Good morning. I just wanted to go over a few things here on the quarter. I think for the most part, the quarter was a little better than what I was looking for, which was good. I’m just kind of curious, I know when we talked in March a little bit, Rick, March was kind of a weird month. You knew January, February was soft, but if you sort of broke down each of the three months in terms of organic tonnage growth, excluding TCC and MFS, do you have approximate figures for those three months?

Rick O’Dell — Saia, Inc. — President and CEO

So you’re saying on a pro forma basis with the numbers in the prior year? I’m not sure exactly what your question is.

Tom Albrecht - Stephens Inc. — Analyst

It depends on how you look at it. It could either be pro forma, as if the numbers were in, or excluding acquisitions, whatever way you look at it. Mostly just kind of on the core business is what I’m trying to gather.

Rick O’Dell — Saia, Inc. — President and CEO

Obviously, January and February were softer, and also had some weather impact. Let me give you our revenue trends I guess through the quarter. January was up 11%. February revenue was up 13%, and by March we were up almost 16%. So even for the quarter we were up 13. We did see some pickup, particularly through the month of March, and we had a good, solid quarter end as well.

Tom Albrecht - Stephens Inc. — Analyst

Tonnage, do you happen to have that number?

Rick O’Dell — Saia, Inc. — President and CEO

Yes, I do. We had similar trends on a tonnage standpoint. That’s total revenue, and my LTL tonnage accelerated as well between the — through the month on a comparative basis.

Tom Albrecht - Stephens Inc. — Analyst

And I think that the comments on TCC and MFS initially were that it would not be accretive to earnings this year. You lost a little bit on the operating line; I don’t think that was a big surprise to anyone. But are you comfortable with the idea that it will be basically neutral the rest of the year, or will it actually swing to the black by the third or fourth quarter?

Rick O’Dell — Saia, Inc. — President and CEO

I think we said that. If you expect it to be breakeven for the year, then obviously with the first quarter being the weakest quarter, plus the synergy revenue continues to come on across the year, we would expect it to contribute certainly in the second half.

Tom Albrecht - Stephens Inc. — Analyst

We will factor that in. And then I know a little while back, we had talked, you had seen a little bit more of a weight per shipment decline in March. Did that reverse itself before the month was ended? I mean it was more of a weight per shipment decline than what you’d seen in January, February. Did that reverse itself and how are you feeling so far in April?

Rick O’Dell — Saia, Inc. — President and CEO

I think in March, we did see it actually had gone a little bit more negative just on a weight per shipment standpoint. And April is a very similar trend right now. The revenue number and the shipment count, we’re seeing some pickup there. We actually saw weight per shipment get a little bit more negative. Our revenue trends in April are running up similar to where they were in March, somewhere in the 15% to 16% range.

Tom Albrecht - Stephens Inc. — Analyst

Okay.

Rick O’Dell — Saia, Inc. — President and CEO

That’s positive in that we’re seeing —

Tom Albrecht - Stephens Inc. — Analyst

Have you figured out what is behind that weight per shipment change being down a little bit?

Rick O’Dell — Saia, Inc. — President and CEO

Pardon?

Tom Albrecht - Stephens Inc. — Analyst

Have you been able to figure out what’s behind the weight per shipment decline being a little bit bigger, more recently? You were still studying that the last time I had asked you about it.

Rick O’Dell — Saia, Inc. — President and CEO

Like through the quarter, it averaged four, but it kind of went from down 3% to almost a little more than down 4%. So there was some pickup in that. We haven’t actually identified — segmented that to see where exactly it came from or what’s driving that.

Tom Albrecht - Stephens Inc. — Analyst

I was wondering if some of it might be just as you figure out the freight you want, and like with The Connection Company having a lot of auto, some of that has gone away. If that’s perhaps part of that, or if it were other factors.

Rick O’Dell — Saia, Inc. — President and CEO

We look at it on a pro forma basis but there are some — we probably have more changes in the mix going on right now than you would if you were just in a static environment. So we may be less of an indication of the economy due to probably some mix changes than others may see.

Tom Albrecht - Stephens Inc. — Analyst

Okay. And lastly, I don’t want to put words in your mouth, but I will try. It seems to me that maybe your tone is a little more kind of quietly confident positive than it might have been in late January when freight was still kind of falling, and nobody was sure where the bottom was. Would that be a fair statement?

Rick O’Dell — Saia, Inc. — President and CEO

Yes, I mean things picked up through the quarter I thought, and I thought any time you see a quarter end that comes forward with some good volume during the last week I think is an indication that the economy is on pretty solid ground. And then obviously since we’re on the call here, we’re talking about April as well and I would say that month to date in April we have kind of seen normal seasonality from March to April. So I think it’s positive. And also, as we go through our — we advance our integration and go through the process and we meet our expectations there, you have incremental confidence that we’ll be able to move forward in accordance with our plan there as well. So I think the tone from that perspective is positive.

Tom Albrecht - Stephens Inc. — Analyst

Good. Thanks for the color and commentary.

Operator

Art Hatfield, Morgan Keegan.

Art Hatfield - Morgan Keegan — Analyst

— Most of my questions. This may be a difficult if not impossible question to answer. But is there any way to gauge kind of how the O/R has improved at the Clark Brothers acquisition?

Rick O’Dell - Saia, Inc. — President and CEO

No, what happens, Art, is once we blend it in — you know, we have Company reporting and there’s even across our regions some of the acquisitions, as you put them in, they even cross regions in our geography. So we don’t really have profitability to be able to segmented like that.

Art Hatfield - Morgan Keegan — Analyst

Okay. So is it fair to conclude from that that you would hope over time that the recent acquisitions, MFS and connection kind of trend down towards where you guys are at currently?

Rick O’Dell — Saia, Inc. — President and CEO

Actually, they’re starting at over 100 right now, at least in the first quarter. So let’s just say they start at 100, we certainly would like to get them to where we are. And then just like the rest of that too, we would like to — and intend to see our operating ratio improve as well.

One comment would be, there’s a lot of focus on these acquisitions because they’re strategic for us and they generate growth. And we talk about them a lot. But we can’t really lose sight of the fact that if you buy two companies and their revenue totals $80 million on an annualized basis, and our revenue last year was $900 million, it’s less than 10% of our revenue.

So our key profit improvements and our ability to improve margin are going to be how we’re doing in the other 30 states, not the four new states. So I think it’s obviously we expect to improve margins in the new geography as well. But the big portion of margin improvement is going to come across all of our geography.

If I improve three operating points in that geography on $80 million, that gets me one operating point for the Company yet. Obviously, if I improve — there are similar amounts of improvement opportunities across the rest of our Company as well.

Art Hatfield - Morgan Keegan — Analyst

That’s fair. Then one final thing. You had talked about your revenue trends and some of your tonnage trends through the quarter. You gave us a pro forma number, if I remember correctly, of tonnage down 4% in the quarter. Is that correct?

Rick O’Dell — Saia, Inc. — President and CEO

No. (multiple speakers). On a pro forma basis, revenue — that’s probably right, because revenue was up 3, and tonnage was down 4. And remember, our yield was up 6.7%. So that’s correct on a pro forma basis. But one issue you have there is shipments were about flat.

Art Hatfield - Morgan Keegan — Analyst

Can you talk about the trend on the pro forma basis through the quarter? Was it similar to what you saw on an all-in basis?

Rick O’Dell — Saia, Inc. — President and CEO

It was on a revenue basis, we were up in January up 2. And February was up a little more than 2, and then by March we were up 5.

Art Hatfield - Morgan Keegan — Analyst

Okay.

Rick O’Dell — Saia, Inc. — President and CEO

On a pro forma basis — on revenue.

Art Hatfield - Morgan Keegan — Analyst

Revenue wise. So were you positive tonnage-wise in March on a pro forma basis?

Rick O’Dell — Saia, Inc. — President and CEO

It was about — no. Because the yield is up so much.

Art Hatfield - Morgan Keegan — Analyst

Okay.

Rick O’Dell - Saia, Inc. — President and CEO

The shipments turned positive; we were actually up about 2% on shipments. But March’s tonnage was down 3, so it actually was down about 5% in weight per shipment in March; I think that was Tom’s comment there. That while we averaged 4, we were actually down 5 by the time we got to March. Obviously, you get a portion of that back on a yield standpoint.

Art Hatfield - Morgan Keegan — Analyst

Sure, absolutely.

Rick O’Dell — Saia, Inc. — President and CEO

The challenge, quite frankly, becomes on the productivity side when you lose weight per shipment. You’ve got to get more shipments on the trailer to get the same amount of revenue on there.

Art Hatfield - Morgan Keegan — Analyst

Right, right. That’s helpful, that’s all I got. Thanks.

Operator

David Ross, Stifel Nicolaus.

David Ross - Stifel Nicolaus — Analyst

Good morning, everyone (multiple speakers). If you could talk a little bit, I guess getting at the acquisition contribution another way, the retention rate, if you have it on the Connection business and the Madison freight business.

Rick O’Dell — Saia, Inc. — President and CEO

I think — I guess I would tell you this. We expected some revenue turnover there, particularly associated — you know a lot of their interlined business was going to go away; it was a pretty small portion of their revenue. And I think the other issue you have going on up there in their geography is that the automotive sector is particularly weak as well. And those guys in a weak environment tend to be pretty rate sensitive. So we probably had a little more turnover than we expected there, but it was in line with our expectations. We probably would — we would model maybe somewhere in the 10% range, and if you end up with — we’re probably somewhere more in the 13% to 15% range.

David Ross - Stifel Nicolaus — Analyst

In terms of (multiple speakers) loss —

Rick O’Dell — Saia, Inc. — President and CEO

Revenue drop. I think you know I commented that 10 of our 14 sales regions were positive, and that the two of the regions that were negative are in the acquired geography. So it was a little bit — the revenue loss was a little more than we had expected, but I would say overall it was in line.

David Ross - Stifel Nicolaus — Analyst

And then on a consolidated basis, if you look at the numbers or the tonnage growth being up 13% year over year, how would you break that out between I guess acquired tonnage and then tonnage within the system, which includes synergy tonnage, and just organic tonnage growth. It looked to be — maybe it’s 8% tonnage growth from the acquisitions, and then 5% excluding the acquisitions. Is that fair, or do you look at it a different way?

Rick O’Dell — Saia, Inc. — President and CEO

The way we look at it, and I don’t know that the revenue necessarily goes with the tonnage, but we have the numbers on a revenue basis. Obviously, we were up 13%, and on a pro forma basis, we were up 3%. So about 10% of the revenue was — if you look at it that way, was due to the — about 10% of the increment was due to the acquisition.

David Ross - Stifel Nicolaus — Analyst

Also, with the acquisitions, can you talk a little about employee retention and how that’s worked out with the Connection and Madison people integrating in with the Saia folks?

Rick O’Dell — Saia, Inc. — President and CEO

I think that’s been in line with our expectation as well. We had the majority of people stay with the Company and we did have some turnover there, which is kind of in line with our expectations. We put a retention program together, and the people that came with us with both companies are eligible for stay bonuses. I think it was in line with our expectations.

David Ross - Stifel Nicolaus — Analyst

Okay. Then you mentioned a share repurchase program in the quarter. Can you tell us either how many shares you bought back or what the average purchase price was?

Jim Darby - Saia, Inc. — VP-Finance and CFO

We spend about $5.4 million, and we purchased approximately $210,000 shares. So average price between 25 and 26.

David Ross - Stifel Nicolaus — Analyst

Then you talked on the insurance and claims line you had kind of a positive recovery, plus there were some reserve adjustments in there while negative net impact, insurance claims rose to 3.8% of revenue against 3.1% last year. That’s kind of the highest we’ve seen it in a little while. Should it trend back to the 3.2% or is there something else going on?

Jim Darby - Saia, Inc. — VP-Finance and CFO

We expect it to become more normal as we go forward. We did have some out-of-period significant adjustments and reserves that we commented on.

Rick O’Dell — Saia, Inc. — President and CEO

We also were preparing against a very — last year in the first quarter, we had a very good experience as well. But we would expect it to come more in a normal range.

David Ross - Stifel Nicolaus — Analyst

Okay. And then lastly, could you just comment on the acquisition environment out there, other acquisitions? What you’re seeing in terms of either valuation multiples, availability or other.

Rick O’Dell — Saia, Inc. — President and CEO

Obviously, we continue to prospect for acquisitions, but we expect to focus first on achieving the benefits of the recently acquired geography and then selectively look at other opportunities. I would say for us, any future near-term transactions would most likely be smaller, particularly because there’s not a lot of industrial geography left for us. And if you look at larger companies that are potentially in the marketplace they would involve a lot of overlap. As we’ve indicated based on our experience with overlap, that limits the candidate pool there I guess in terms of larger acquisitions. So we’re more prospecting for smaller either add-on or smaller acquisitions for coverage and density. And I think the market — it doesn’t appear to be materially different than it was in the past. You have some weak players that may be getting a little weaker, and then the people that are performing well still have their multiple expectations.

David Ross - Stifel Nicolaus — Analyst

Thank you very much.

Operator

Jordan Alliger, Deutsche Bank.

Jordan Alliger - Deutsche Bank — Analyst

A couple of quick questions. One, when you said — I think you had mentioned revenue synergies about $15 million for Connection and over 100 for Clark. What’s the definition of revenue synergies? Is that revenue above and beyond the run rate before you bought it, in either the existing region or sort of — the existing Saia region or in the region that you’re buying itself, like the current Clark or current Connection?

Rick O’Dell — Saia, Inc. — President and CEO

We actually define synergy revenue as incremental revenue across regions that previously or across Company lines. So in other words, that’s only — we take a base level which previously was interlined revenue with The Connection Company because they were our partner there. And that’s the base level that we have. And then we define the incremental as to and from Saia’s 30 states to the four states — to and from the four states. So it excludes growth that may happen inside of those four-state areas. So if we get new business Ohio to Ohio, we don’t really call that synergy because The Connection could have pursued that business previously. We kind of define synergy revenue as revenue that’s available to us because we put the companies together.

Jordan Alliger - Deutsche Bank — Analyst

Okay. And then just second question, big picture standpoint in terms of profitability. Pro forma tonnage I think you said was down about 4%; perhaps it got better as we moved through the quarter. I guess my question is, what sort of apples-to-apples or pro forma tonnage type of growth would you think you need to get back into improvements to operating ratio through the productivity and volume leverage that would come with it? The reason I ask is obviously you still have a couple tough compares ahead; I’m just trying to get a gauge for what type of relationship there is between the core volume growth and sort of the ability to improve margin again.

Rick O’Dell — Saia, Inc. — President and CEO

Obviously, it gets certainly easier to improve margins when you have some incremental tonnage growth. We expect to have kind of synergy revenue in line with our experience that we had with Clark Brothers. We’re certainly off to a good start, so I was encouraged by the initial response from our customer base and have a lot of opportunities there. And I guess I would tell you I guess in terms of looking forward in our margins and our expectations in the second quarter is a particularly tough comparison; we had a very good quarter. I think our operating ratio reported was a 92.4. And if you exclude the restructuring costs we were at 91.8. So it will be tough to match those margins in the second quarter even though we matched — we essentially matched last year’s first-quarter margins. But in the second — in the third and fourth quarter, we would expect to — we got some easier comparisons with O/R’s of 93.4 and 93.8, excluding restructurings and integration costs. And we would expect to see some improvement in those margins by the time we get to the second half.

Jordan Alliger - Deutsche Bank — Analyst

Thanks very much.

Operator

Jason Seidl, Credit Suisse.

Jason Seidl - Credit Suisse — Analyst

Good morning, Rick, good morning, guys. A couple quick things here, and one of them I apologize, I just missed. You were looking at the equity compensation, and this year, if I recall, you said you guys only spent 400K versus how much did you spend last year?

Jim Darby - Saia, Inc. — VP-Finance and CFO

It was $2.4 million last year, because we had a significant increase in stock price in the first quarter last year.

Jason Seidl - Credit Suisse — Analyst

Okay, that’s fair enough; I just didn’t get that. And also, maybe you could help me understand. In the release, you talked about Saia’s O/R in the quarter being I think it was like 95.9. And then you compare it to last year, and it’s virtually unchanged at 95.8. But when I go back to your old releases and in my model, the Saia stand-alone O/R was 93.9. Can you help me reconcile that?

Rick O’Dell — Saia, Inc. — President and CEO

There were holding company costs that there were some unallocated holding company costs. And then we also went back and had to provide our earnings from continuing operations.

Jim Darby - Saia, Inc. — VP-Finance and CFO

And we’ve done that and put it out on the Web site.

Jason Seidl - Credit Suisse — Analyst

Okay, I will grab that; thanks, guys. And Rick, when you’re looking at the yield number and you said shipments were flat, that kind of implies that your weight per shipment was probably down about 4%, the same amount as your tonnage on your pro forma basis. So what was — if you had to look, what was pure price? Was pure price about 2% on a pro forma basis? I know it’s never an apples-to-apples thing.

Rick O’Dell — Saia, Inc. — President and CEO

We think it was in the 2% to 3% range, taking the mix out.

Jason Seidl - Credit Suisse — Analyst

Okay. And I know based on your comments that you still say it’s pretty rational out there. Do you get any sense that it’s improving at all, or do you think it’s just still kind of a steady 2% to 3% base pricing?

Rick O’Dell — Saia, Inc. — President and CEO

I don’t know that I would say it’s improving, but I guess from my perspective it never got really bad. So I think it’s more competitive than it was last year. And I think — some of the analysts, investment community in particular, have a very negative view on pricing because of some of the soft tonnage, particularly in the fourth quarter, and it certainly appears as the first quarter — the comps may be a little bit easier.

I guess my view is that compared to history, when you had negative tonnage comparisons, usually that comes with a major economic downturn, which kind of results in poor earnings results from a lot of your customers. And then they come back to you asking for rate reductions or they’re mandating putting their business out for bid. Right now it appears that while it’s a soft freight environment, the economy and most companies’ earnings are actually pretty solid or pretty decent. So you’re not seeing a big push-back from a customer basis on the rate environment. So it seems to be it’s been pretty stable, considering that the volume environment has been a little soft.

Jason Seidl - Credit Suisse — Analyst

That’s good color. I appreciate you guys, and thanks again for the time.

Operator

Ed Wolfe, Bear Stearns.

Tim Denoyer - Bear Stearns — Analyst

This is Tim Denoyer in for Ed. First, can you explain what investments you’re making in integrating these acquisitions, like specifically what’s technology people or equipment, and why we should view these as onetime kind of items if they’re going to be providing synergies down the road?

Jim Darby - Saia, Inc. — VP-Finance and CFO

We invested a significant amount in training during the quarter. We spent some time re-logo-ing the equipment, and also installing our technology in that region, so that they can get our service levels up to what Saia is performing at. And that came up very quickly.

Rick O’Dell — Saia, Inc. — President and CEO

One comment we would make in terms of onetime is, we didn’t allocate any of Saia’s overhead costs or any of our management team salaries or anything to the onetime costs. Those were purely — things were looked at on an incremental basis, and again the largest items are associated with probably training and severance.

Tim Denoyer - Bear Stearns — Analyst

Jumping into the cost side, could you explain why purchased transportation is down so much as a percent of revenue?

Rick O’Dell — Saia, Inc. — President and CEO

Yes, a couple things are impacting that. One is obviously the fuel prices have come down on a year-to-year basis, so part of that is a fuel surcharge reduction. And then during the period last year, as you go through periods of growth, we look for opportunities to take purchased transportation out. When it appears to be sub-optimal, we can have a cost advantage. So you at times we see a flip between purchased transportation and it goes back up into our line haul wages as well as fuel and other things.

Tim Denoyer - Bear Stearns — Analyst

And you mentioned that you saw diesel — or fuel prices down in the quarter? I’ve got them up nationwide like just a couple percent. Was that a regional issue?

Rick O’Dell — Saia, Inc. — President and CEO

You’re right, I’m sorry. Fuel was about flat versus the quarter. But it’s come down from where it was middle of last year. I apologize.

Tim Denoyer - Bear Stearns — Analyst

Actually, the fuel and supplies line kind of fell as a percent of revenue as well. Does the expanding length of haul have an impact on that?

Rick O’Dell — Saia, Inc. — President and CEO

It would a little bit, obviously, because you get some revenue pickup and you’re more able to hold some of your network costs or your fixed costs should grow at a little bit lower level. Obviously, that’s one of the areas that we benefit from density and growth going forward is we would expect that line to grow at a slower rate.

Tim Denoyer - Bear Stearns — Analyst

And any terminal openings in the quarter outside of acquisitions?

Rick O’Dell — Saia, Inc. — President and CEO

Not in the past quarter.

Tim Denoyers - Bear Stearns — Analyst

Thank you very much.

Operator

We have no further questions at this time.

Rick O’Dell - Saia, Inc. — President and CEO

Great. Thank you for your interest. We appreciate it, and we’ll talk to you guys next quarter.

Operator

This concludes today’s conference call. You may now disconnect.